UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BIOANALYTICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

PETER T. KISSINGER CANDICE B. KISSINGER JOSEPH H. BROECKER JOHN B. LANDIS JEROME G. MARCHANT
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 29, 2009, Peter T. Kissinger, Ph.D. and Candice B. Kissinger delivered the following demand for a special meeting of shareholders and notice of nomination of directors to Bioanalytical Systems, Inc.:

PETER T. KISSINGER, PH.D. AND CANDICE B. KISSINGER

111 Lorene Place

West Lafayette, Indiana 47906-8620

July 29, 2009

Bioanalytical Systems, Inc.

2701 Kent Avenue

West Lafayette, IN 47906

Attention:  Corporate Secretary

Re:          Demand for Special Meeting of Shareholders and Notice of Nomination of Directors

Ladies and Gentlemen:

Please accept this letter as our written demand for a special meeting of the shareholders (the “Special Meeting”) of Bioanalytical Systems, Inc. (the “Company”) for the purpose of: (i) removing all directors of the Company other than Larry S. Boulet, including, without limitation, removing William E. Baitinger, David W. Crabb, Leslie B. Daniels and Richard M. Shepperd (or any of their successors), and any other directors now or hereafter appointed prior to the Special Meeting; and (ii) electing four new directors to fill the vacancies created by such removal. In accordance with Article II, Section 2.2 of the Company’s Amended and Restated By-laws, a special meeting of the shareholders shall be called upon delivery to the Secretary of the Company of a written demand signed and dated by the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at that meeting.  As the holders of 26% of the outstanding shares of the Company’s common stock, we hereby request that the Board of Directors call the Special Meeting as promptly as possible after receipt of this demand. We believe that the Special Meeting could reasonably be held within 45 days from the date hereof.

Please also accept this letter as written notice of our intent to make a nomination at the Special Meeting of the following four persons (each, a “Nominee” and collectively, the “Slate”) for election as directors to fill the vacancies created by the removal of four of the current directors:  John B. Landis, Ph.D., Joseph H. Broecker, Candice B. Kissinger and Jerome G. Marchant.

The following information is being provided in accordance with Article III, Section 3.2.1 of the Company’s Amended and Restated By-laws:

Information Regarding the Shareholders Providing this Notice (the “Kissingers”):

(1)           Biographical information:

Name:	Peter T. Kissinger, Ph.D.
Age:	64
Business Address:	Department of Chemistry, Purdue University, West Lafayette, IN 47907
Residence Address:	111 Lorene Place, West Lafayette, IN 47906-8620
Principal Occupation:	See biographical information below

Name:	Candice B. Kissinger
Age:	57
Business Address:	Phlebotics, Inc., 1305 Cumberland Avenue, West Lafayette, IN 47906-1316
Residence Address:	111 Lorene Place, West Lafayette, IN 47906-8620
Principal Occupation:	See biographical information below

Peter T. Kissinger, Ph.D. has served as a Professor of Chemistry in the Department of Chemistry at Purdue University since 1975.  He has also served as the Chief Executive Officer of Prosolia, Inc., a life sciences company that develops, manufactures, and markets analytical chemistry tools that enhance and expand the use of mass spectrometers, since June 2007.  In 2007, Dr. Kissinger and Ms. Kissinger founded Phlebotics, Inc. (“Phlebotics”), a start-up medical device manufacturer focused on diagnostic information for intensive care medicine.  Dr. Kissinger founded the Company in 1974 and served as President and Chief Executive Officer until September 2006, as Chairman of the Board until September 2007 and as Chief Scientific Officer from October 2006 until June 2007.  Dr. Kissinger earned a B.S. degree in Chemistry from Union College and a Ph.D. in Analytical Chemistry from the University of North Carolina in Chapel Hill.

Candice B. Kissinger currently serves as the Chief Scientific Officer for Phlebotics, which she founded in 2007 with Dr. Kissinger.  From August 2007 until June 2009, she was the Legacy Products Coordinator at The Chao Center, a subsidiary of the Purdue Research Foundation, where she oversaw the North American supply and support of the prescription antibiotic Seromycin®.  As an adjunct Associate Professor of Industrial and Physical Pharmacy at Purdue University since October 2007 and a faculty member with the Bindley Biosciences Center at Purdue since May 2009, she conducts research on new treatments for latent and active tuberculosis (TB), with special emphasis on new drug formulations suitable for infants and young children.  Prior to joining The Chao Center, Ms. Kissinger worked at the Company for 29 years, serving in multiple positions, most recently as Senior Vice President of Research from January 2000 until June 2007.  During her tenure, Ms. Kissinger obtained seven U.S. and international patents for Company products, including the Culex® Automated Blood Sampler.  Ms. Kissinger also was a member of the Company’s board of directors and served as the Corporate Secretary of the Company from November 1978 until September 2007.  Prior to joining the Company, she was a researcher in the Fermentation group, Fine Chemical Division of The Upjohn Company from 1975 until 1978, where she earned her first eight patents. Ms. Kissinger earned a M.S. degree in Food Science/Industrial Microbiology from the University of Massachusetts and a B.A. degree in Bacteriology from Ohio Wesleyan University.

(2)           Beneficial ownership of securities of the Company as of the date of this notice:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Peter T. Kissinger	1,275,767	(a)	26.0	(a)(b)

Common Stock	Candice B. Kissinger	1,275,767	(c)	26.0	(b)(c)

(a)  Dr. Kissinger has sole voting and dispositive power over 427,547 of these shares and shares voting and dispositive power over 848,220 of these shares with his spouse, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children.

(b)  Based on 4,915,318 shares of the Company’s common stock which were outstanding as of May 1, 2009.

(c)  Ms. Kissinger has sole voting and dispositive power over 252,310 of these shares, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children, and shares voting and dispositive power over 1,023,457 of these shares with her spouse.

(3)           Arrangements regarding the nominations and transactions with the Company:

Ms. Kissinger is one of the Nominees and is also one of the shareholders demanding the Special Meeting and proposing the Slate.  Otherwise, there are no arrangements or understandings between us and any Nominee or any other person or persons pursuant to which the nominations are to be made by us.

Ms. Kissinger is the spouse of Dr. Kissinger, the Chairman Emeritus of the Board of Directors of the Company, a non-voting, uncompensated position.  As Chairman Emeritus, Dr. Kissinger was supposed to be permitted to attend Board meetings and provide input into the matters coming before the Board.  Since January 2008, however, Dr. Kissinger has not been included in any matters coming before the Board and has not been invited to participate in Board meetings.

In connection with the resignations of the Kissingers from the Company in 2007, the Company entered into a Severance Agreement and Release of All Claims (a “Severance Agreement”) with each of the Kissingers. The Severance Agreements required the Company to pay $175,000, less tax and deductions required by law, to each of the Kissingers. This amount was paid in the form of a lump sum payment of $87,500 to each of the Kissingers on the first regular payroll date after October 5, 2007, with the remainder paid in six equal monthly installments, beginning November 2007 and ending April 2008. The Kissingers were also entitled to receive a payment equal to the monthly cost of maintaining health insurance for themselves and their dependents for 12 months. The Severance Agreements also contain confidentiality, non-disparagement and non-solicitation provisions for the benefit of the Company.

On September 28, 2007, the Company entered into a License Agreement with Phlebotics (the “License Agreement”). The License Agreement provided for a license by the Company to Phlebotics of two of the Company’s patent applications and their related know-how related to portable sampling and drug delivery devices.  As stated above, Phlebotics was founded by the Kissingers, and the Company entered into the License Agreement in connection with their resignations. No amounts were payable to the Kissingers under the License Agreement.  Under the terms of the License Agreement, if the Company decided to abandon the prosecution of either of the patent applications, Phlebotics had the right to take ownership of the abandoned patent application and to continue the prosecution thereof.  The Company notified Phlebotics that it was going to abandon one of the patent applications, and Phlebotics exercised its right to acquire title to the patent application.  The assignment of the patent application from the Company to Phlebotics was made effective as of June 17, 2009.  Concurrently with the assignment of the patent application, the License Agreement was terminated.

(4)           Attendance at the Special Meeting:

We hereby represent that we intend to appear in person or by proxy at the Special Meeting to nominate the Slate.

(5)           Shares purchased/sold in the last two years:

Name	Date	Shares Sold
Peter T. Kissinger	02/28/2008	300
Peter T. Kissinger	02/29/2008	600
Peter T. Kissinger	03/03/2008	500
Peter T. Kissinger	03/04/2008	600
Peter T. Kissinger	03/05/2008	500
Peter T. Kissinger	03/06/2008	100
Peter T. Kissinger	03/07/2008	200
Peter T. Kissinger	03/10/2008	200
Peter T. Kissinger	03/11/2008	200
Peter T. Kissinger	03/12/2008	200

No shares were purchased by either of us in the last two years.  No shares were sold by Ms. Kissinger in the last two years.

Information Regarding the Nominees:

(1)           Biographical information:

Name:	John B. Landis, Ph.D.
Age:	56
Business Address:	12240 Montcalm Street, Carmel, IN 46032
Residence Address:	Same
Principal Occupation:	See biographical information below

Name:	Joseph H. Broecker
Age:	63
Business Address:	111 Monument Circle, Suite 1022, Indianapolis, IN 46204
Residence Address:	5015 Fall Creek Road, Indianapolis, IN 46220
Principal Occupation:	See biographical information below

Name:	Candice B. Kissinger
Age:	57
Business Address:	Phlebotics, Inc, 1305 Cumberland Avenue, West Lafayette, IN 47906-1316
Residence Address:	111 Lorene Place, West Lafayette, IN 47906-8620
Principal Occupation:	See biographical information above under “Information Regarding the Shareholders Providing this Notice”

Name:	Jerome G. Marchant
Age:	67
Business Address:	N/A
Residence Address:	N 7595 County Highway A, Green Lake, WI 54941
Principal Occupation:	Retired. See biographical information below

John B. Landis, Ph.D. served as Senior Vice President, Pharmaceutical Sciences of Schering-Plough Corporation, a pharmaceutical company, from September 2003 until his retirement in October 2008.  In that role, Dr. Landis led the global pharmaceutical sciences function of pharmacy, analytical chemistry, process chemistry, biotechnology, quality assurance, clinical supplies and devices.  Prior to that, Dr. Landis served as Senior Vice President, Preclinical Development at Pharmacia Corporation from 1997 until 2003 and led the global preclinical functions of toxicology, drug metabolism and pharmacokinetics, pharmaceutical sciences, analytical chemistry and laboratory animal care.  Dr. Landis also served as Vice President, Central Nervous System (CNS) Psychiatry, Critical Care and Inflammation Development for Pharmacia & Upjohn from 1995 through 1997.  Prior to that, Dr. Landis was employed by The Upjohn Company, where he held positions of increasing responsibility in the areas of analytical research, quality assurance and quality control. He is a current member of Purdue University’s Chemistry Leadership Council and Dean’s Leadership Council for the School of Science and serves on the Advisory Board of South West Michigan Life Science Venture Capital and NanoMed Scientific and on the board of directors of Metabolic Solutions Development Company.  Over his career, Dr. Landis served on several other boards of directors, academic advisory panels and professional boards.  Dr. Landis earned Ph.D. and M.S. degrees in Analytical Chemistry from Purdue University and a B.S. degree in Chemistry from Kent State University.

Joseph H. Broecker co-founded Periculum Capital Company, LLC, an investment banking firm, in 1998 and serves as Senior Managing Director and head of the firm’s private equity and merchant banking practice.  Prior to that, Mr. Broecker served as Senior Vice President and Managing Director of NatCity Investments, Inc., as well as its predecessor firm, Raffensperger, Hughes and Co.  Mr. Broecker co-founded two venture capital private equity partnerships and remains an active advisor to private equity firms throughout the Midwest.  Earlier in his career, Mr. Broecker served as a senior operating and corporate executive of Boehringer Mannheim GmbH, a European-based multi-national medical device and pharmaceutical company, and was a manager in the consulting division of Ernst and Young (a/k/a Ernst & Ernst).  Mr. Broecker is a Certified Public Accountant and has served as a director of a number of private and public companies primarily involved in the healthcare, chemical and consumer industries.  He graduated from the Executive Program at Indiana University and earned a B.B.A. in accounting and finance from the University of Notre Dame.

Jerome G. Marchant, currently a private investor, retired as Chief Executive Officer of Butzin-Marchant Funeral Home in 1995, after serving in that position for 35 years.  Mr. Marchant also served as Chief Executive Officer of Wildflower Monument Company from 1984 until 1995. During his career, Mr. Marchant served on several boards of directors, including M&I Corp. from 1987 until 1996 and Central Federal Savings and Loan from 1979 until 1987. He was active on the Building and Expansion committee for Central Federal Savings and Loan.  Mr. Marchant earned a Bachelor of Music degree from the University of Wisconsin-Oshkosh and a Mortuary Science degree from the Milwaukee School of Mortuary Science. Mr. Marchant was Nationally Certified and has traveled the country extensively practicing Restorative Art.

Other than Ms. Kissinger, each of the Nominees is independent under the independence standards applicable to the Company pursuant to Item 407(a)(1) of Regulation S-K.

(2)           Beneficial ownership of securities of the Company as of the date of this notice:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	John B. Landis	—		0

Common Stock	Joseph H. Broecker	342		*	(a)

Common Stock	Candice B. Kissinger	1,275,767	(b)	26.0	(a)(b)

Common Stock	Jerome G. Marchant	95,066		1.9	(a)

*      Less than 1% of the outstanding shares of the Company’s common stock.

(a)  Based on 4,915,318 shares of the Company’s common stock which were outstanding as of May 1, 2009.

(b)   Ms. Kissinger has sole voting and dispositive power over 252,310 of these shares, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children, and shares voting and dispositive power over 1,023,457 of these shares with her spouse.

(3)           Shares purchased/sold in the last two years:

None of the Nominees has purchased or sold any shares of the Company’s common stock in the last two years.

(4)           Consent.  The consent of each Nominee to serve as a director of the Company if so elected is attached hereto.

(5)           Other interests in the election and relationships with the Company:

We and certain Nominees have an interest in the election of directors at the Special Meeting directly and/or indirectly through the beneficial ownership of shares of the Company’s common stock, as described above.

With respect to each of us and each Nominee, other than as disclosed in this notice, (i) such individual is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such individual nor any of such individual’s associates have any arrangement or understanding with any person with respect to (a) any future employment by the Company or its affiliates, or (b) any future transactions to which the Company or any of its affiliates will or may be a party.

Information is set forth herein as of the close of business on July 28, 2009. Neither the delivery of this notice nor any delivery by us or any Nominee of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by any such person or any of their respective affiliates (if any) that such delivery is required or that each and every item or any item of information is required or as to the legality or enforceability of any notice requirement or any other matter, or a waiver by such person or any of their respective affiliates (if any) of their right to contest or challenge, in any way, the validity or enforceability of any notice requirement or any other matter (including actions taken by the Board of Directors of the Company in anticipation of or following receipt of this notice). Furthermore, if the Board of Directors of the Company increases the number of directors to be nominated and elected at the Special Meeting, we reserve the right to add additional director nominees in respect of each such additional directorship.  In the event any statement or other information in this notice is not true, or to the extent any applicable information has been omitted from this notice, we and the Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this notice.

As a courtesy, we and the Nominees represent that we will notify the Company in writing of the class and number of such shares owned of record and beneficially (if any) as of the record date for the Special Meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, however, such representation shall not be an admission by us, any Nominee or any of our respective affiliates of the legality thereof or that such delivery is required.

We have filed a Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) relating to the Company (the “Filing”).  The Filing, all attachments and amendments thereto and all future amendments thereto, are hereby incorporated into and made a part of this notice, but only to the extent that the information disclosed therein constitutes information regarding us that is required to be set forth in this notice pursuant to the requirements set forth in the Amended and Restated Bylaws.  Accordingly, all such matters disclosed in any part of the Filing, including all attachments thereto, should be deemed disclosed for all purposes of this notice. The Filing, a copy of which was previously delivered to the Company pursuant to Rule 13d-7 under the Exchange Act, is available at no charge at the SEC’s website at http://www.sec.gov. If the Company requests additional copies of the Filing, we will provide them, and original signed consents shall be provided upon request by the Company.

Please contact us immediately if the Company requires additional information to determine eligibility of the proposed Nominees to serve as directors of the Company, or if the Company determines that we must take additional actions to ensure that the nomination and the demand for the Special Meeting are made in accordance with the procedures described in the Amended and Restated By-laws.

Sincerely,

/s/ Peter T. Kissinger, Ph.D.	/s/ Candice B. Kissinger

Peter T. Kissinger, Ph.D.	Candice B. Kissinger

July 20, 2009

Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
Attention:  Corporate Secretary

Peter T. Kissinger, Ph.D. and Candice B. Kissinger
111 Lorene Place
West Lafayette, Indiana 47906-8620

Ladies and Gentlemen:

Reference is hereby made to the solicitation of proxies (the “Proxy Solicitation”) to be conducted by Peter T. Kissinger, Ph.D. and Candice B. Kissinger (collectively, the “Kissingers”), from the holders of shares of common stock, no par value, of Bioanalytical Systems, Inc., an Indiana corporation (the “Company”), to, among other things, elect four nominees of the Kissingers to the Board of Directors of the Company (the “Company Board”) at the special meeting of the shareholders of the Company to be held on such date as set by the Board of Directors and at any adjournments, postponements, reschedulings and continuations thereof (the “Special Meeting”).

Please be advised that I hereby consent to being nominated by the Kissingers for election to the Company Board at the Special Meeting pursuant to the Proxy Solicitation and hereby consent to serve as a director of the Company if I am so elected.

Sincerely,

/s/ John B. Landis
Print Name: John B. Landis, Ph.D.

July 14, 2009

Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
Attention:  Corporate Secretary

Peter T. Kissinger, Ph.D. and Candice B. Kissinger
111 Lorene Place
West Lafayette, Indiana 47906-8620

Ladies and Gentlemen:

Reference is hereby made to the solicitation of proxies (the “Proxy Solicitation”) to be conducted by Peter T. Kissinger, Ph.D. and Candice B. Kissinger (collectively, the “Kissingers”), from the holders of shares of common stock, no par value, of Bioanalytical Systems, Inc., an Indiana corporation (the “Company”), to, among other things, elect four nominees of the Kissingers to the Board of Directors of the Company (the “Company Board”) at the special meeting of the shareholders of the Company to be held on such date as set by the Board of Directors and at any adjournments, postponements, reschedulings and continuations thereof (the “Special Meeting”).

Please be advised that I hereby consent to being nominated by the Kissingers for election to the Company Board at the Special Meeting pursuant to the Proxy Solicitation and hereby consent to serve as a director of the Company if I am so elected.

Sincerely,

/s/ Joseph H. Broecker
Print Name: Joseph H. Broecker

29 June 2009

Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
Attention:  Corporate Secretary

Peter T. Kissinger, Ph.D. and Candice B. Kissinger
111 Lorene Place
West Lafayette, Indiana 47906-8620

Ladies and Gentlemen:

Reference is hereby made to the solicitation of proxies (the “Proxy Solicitation”) to be conducted by Peter T. Kissinger, Ph.D. and Candice B. Kissinger (collectively, the “Kissingers”), from the holders of shares of common stock, no par value, of Bioanalytical Systems, Inc., an Indiana corporation (the “Company”), to, among other things, elect four nominees of the Kissingers to the Board of Directors of the Company (the “Company Board”) at the special meeting of the shareholders of the Company to be held on such date as set by the Board of Directors and at any adjournments, postponements, reschedulings and continuations thereof (the “Special Meeting”).

Please be advised that I hereby consent to being nominated by the Kissingers for election to the Company Board at the Special Meeting pursuant to the Proxy Solicitation and hereby consent to serve as a director of the Company if I am so elected.

Sincerely,

/s/ Candice B. Kissinger
Print Name: Candice B. Kissinger

July 15, 2009

Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
Attention:  Corporate Secretary

Peter T. Kissinger, Ph.D. and Candice B. Kissinger
111 Lorene Place
West Lafayette, Indiana 47906-8620

Ladies and Gentlemen:

Reference is hereby made to the solicitation of proxies (the “Proxy Solicitation”) to be conducted by Peter T. Kissinger, Ph.D. and Candice B. Kissinger (collectively, the “Kissingers”), from the holders of shares of common stock, no par value, of Bioanalytical Systems, Inc., an Indiana corporation (the “Company”), to, among other things, elect four nominees of the Kissingers to the Board of Directors of the Company (the “Company Board”) at the special meeting of the shareholders of the Company to be held on such date as set by the Board of Directors and at any adjournments, postponements, reschedulings and continuations thereof (the “Special Meeting”).

Please be advised that I hereby consent to being nominated by the Kissingers for election to the Company Board at the Special Meeting pursuant to the Proxy Solicitation and hereby consent to serve as a director of the Company if I am so elected.

Sincerely,

/s/ Jerome G. Marchant
Print Name: Jerome G. Marchant

IMPORTANT INFORMATION

Peter T. Kissinger, Ph.D. and Candice B. Kissinger (collectively, the “Kissingers”), together with the other participants named herein, intend to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit proxies for the removal of four of the members of the Board of Directors of Bioanalytical Systems, Inc. (the “Company”), without cause, and for the election of the Kissingers’ slate of director nominees to replace the removed directors at a special meeting of shareholders, to be called by the Company at the request of the Kissingers.

THE KISSINGERS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM SHAREHOLDERS OF THE COMPANY FOR USE AT THE SPECIAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  When completed, a definitive proxy statement and a form of proxy will be mailed to the Company’s shareholders and will be available, along with other relevant documents, at no charge from the participants and will also be available at no charge at the SEC’s website at http://www.sec.gov.  Information relating to the participants in such proxy solicitation is contained herein and will be contained in the proxy statement when it is filed with the SEC by the Kissingers.